UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Wind River Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-2873391
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

500 Wind River Way Alameda, CA 94588
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Preferred Share Purchase Rights	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box:  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box:  ☐

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

As disclosed on a Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 4, 1999, the Board of Directors of Wind River Systems, Inc. (“Wind River”) previously approved the adoption of a Rights Agreement, dated as of October 22, 1999, between Wind River and American Stock Transfer and Trust Company, as Rights Agent (the “Rights Agreement”). The terms of the Rights Agreement, and the preferred share purchase rights issuable thereunder, are more fully described in the Form 8-K filed with the SEC on November 4, 1999 and incorporated by reference herein.

On September 29, 2006, the Board of Directors of Wind River approved an amendment and restatement of the Rights Agreement (the “Amended Rights Agreement”), which amends and restates the Rights Agreement as originally executed. The terms of the Amended Rights Agreement are more fully described in the Form 8-K filed with the SEC on October 3, 2006 and incorporated by reference herein.

The foregoing descriptions of the Rights Agreement and the Amended Rights Agreement are qualified in their respective entireties by reference to the full text of the Rights Agreement, which is attached as Exhibit 99.2 to the Form 8-K filed on November 4, 1999 and incorporated by reference herein, and the Amended Rights Agreement, which is attached as Exhibit 4.1 to the Form 8-K filed on October 3, 2006 and incorporated herein by reference.

Item 2. Exhibits

1[1]	Wind River’s Amended and Restated Certificate of Incorporation (including Certificate of Designation of Series A Junior Participating Preferred Stock).

2[2]	Rights Agreement, dated as of October 22, 1999, between Wind River Systems, Inc. and American Stock Transfer and Trust Company, as Rights Agent.

3[3]	Amended and Restated Rights Agreement, dated as of September 29, 2006, between Wind River Systems, Inc. and American Stock Transfer and Trust Company, as Rights Agent.

[1]	Incorporated by reference to Exhibit 4.1 to Wind River’s Form 8-K filed on November 4, 1999.
[2]	Incorporated by reference to Exhibit 99.2 to Wind River’s Form 8-K filed on November 4,1999.
[3]	Incorporated by reference to Exhibit 4.1 to Wind River’s Form 8-K filed on October 3, 2006.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 3, 2006	WIND RIVER SYSTEMS, INC.

	By:	/s/ Michael W. Zellner
Michael W. Zellner
Senior Vice President, Finance and Administration, Chief Financial Officer and Secretary

EXHIBIT INDEX

1[1]	Wind River’s Amended and Restated Certificate of Incorporation (including Certificate of Designation of Series A Junior Participating Preferred Stock).

2[2]	Rights Agreement, dated as of October 22, 1999, between Wind River Systems, Inc. and American Stock Transfer and Trust Company, as Rights Agent.

3[3]	Amended and Restated Rights Agreement, dated as of September 29, 2006, between Wind River Systems, Inc. and American Stock Transfer and Trust Company, as Rights Agent.

[1]	Incorporated by reference to Exhibit 4.1 to Wind River’s Form 8-K filed on November 4, 1999.
[2]	Incorporated by reference to Exhibit 99.2 to Wind River’s Form 8-K filed on November 4,1999.
[3]	Incorporated by reference to Exhibit 4.1 to Wind River’s Form 8-K filed on October 3, 2006.